THORNBURG INVESTMENT TRUST 485BPOS

Exhibit 99.(g)(4)

THIRD AMENDMENT TO MASTER CUSTODIAN AGREEMENT

This Third Amendment to Master Custodian Agreement (the “Amendment”) is entered into as of the 20th day of December, 2023 and effective as of the 1st day of January, 2024 (the “Effective Date”), amending the Agreement (as defined below), by and between each management investment company identified on Appendix A hereto and each management investment company which becomes a party to the Agreement in accordance with the terms thereof (in each case, a “Fund”), including, if applicable, each series of a Fund identified on Appendix A and each series which becomes a party to the Agreement in accordance with the terms thereof, and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian” and, together with the Funds, the “Parties” and each, a “Party”).

W I T N E S S E T H:

WHEREAS, the Parties have entered into that certain Master Custodian Agreement, dated as of April 12, 2018 and effective as of January 1, 2018, as amended by that certain (i) Amendment to Custodian Agreement, dated as of May 29, 2019 and effective as of June 3, 2019, and (ii) Second Amendment to Custodian Agreement, dated as of December 21, 2020 (collectively, and as may be further amended, supplemented or otherwise modified from time to time, the “Agreement”), pursuant to which each Fund has retained the Custodian to provide certain custodial services relating to securities and other assets of the Funds; and

WHEREAS, the Parties desire to amend the Agreement to extend the term of the Agreement, as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.           Amendments to the Agreement.

(a)         The first sentence of Section 16.1 of the Agreement, Term, is hereby restated in its entirety as follows:

“This Agreement shall remain in full force and effect for an initial term ending on [January 1, 2027].”

(b)         Appendix A to the Agreement shall be replaced in its entirety by the Appendix A attached hereto and incorporated herein by this reference.

2.           Representations and Warranties. By signing below, each Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.7.1 of the Agreement.

3.           Defined Terms. Terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Agreement.

4.           One Agreement. Except as amended herein, no other terms or provisions of the Agreement are amended or modified by this Amendment. Upon the execution of this Amendment, this Amendment and the Agreement shall form one agreement.

5.           Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

6.           Governing Law. This Amendment shall be governed by, and construed in accordance with, the choice of law set forth in the Agreement (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

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Information Classification: Limited Access

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

EACH OF THE MANAGEMENT INVESTMENT COMPANIES

AND SERIES SET FORTH ON APPENDIX A HERETO

By:	/s/ Curtis Holloway
Name:	Curtis Holloway
Title	CFO & Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title	Managing Director

Information Classification: Limited Access

APPENDIX A

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Thornburg Investment Trust

Thornburg Better World International Fund

Thornburg California Limited Term Municipal Fund

Thornburg Capital Management Fund

Thornburg Core Plus Bond Fund

Thornburg Developing World Fund

Thornburg Emerging Markets Managed Account Fund

Thornburg Global Opportunities Fund

Thornburg Intermediate Municipal Fund

Thornburg International Equity Fund

Thornburg International Growth Fund

Thornburg Investment Income Builder Fund

Thornburg Limited Term Income Fund

Thornburg Limited Term Municipal Fund

Thornburg Limited Term U.S. Government Fund

Thornburg Municipal Managed Account Fund

Thornburg New Mexico Intermediate Municipal Fund

Thornburg New York Intermediate Municipal Fund

Thornburg Short Duration Municipal Fund

Thornburg Small/Mid Cap Core Fund

Thornburg Small/Mid Cap Growth Fund

Thornburg Strategic Income Fund

Thornburg Strategic Municipal Income Fund

Thornburg Summit Fund

Thornburg Ultra Short Income Fund

Information Classification: Limited Access